TRANSFER AGENT AGREEMENT

SCHEDULE A

CURRENT LIST OF FUNDS

First Investors Equity Funds
First Investors Covered Call Strategy Fund
First Investors Equity Income Fund
First Investors Global Fund
First Investors Growth & Income Fund
First Investors Hedged US Equity Opportunities Fund
First Investors International Fund
First Investors Opportunity Fund
First Investors Premium Income Fund
First Investors Select Growth Fund
First Investors Special Situations Fund
First Investors Total Return Fund

First Investors Income Funds
First Investors Government Cash Management Fund
First Investors Floating Rate Fund
First Investors Fund For Income
First Investors International Opportunities Bond Fund
First Investors Investment Grade Fund
First Investors Limited Duration Bond Fund
First Investors Strategic Income Fund

First Investors Tax Exempt Funds
First Investors Tax Exempt Income Fund
First Investors Tax Exempt Opportunities Fund
First Investors California Tax Exempt Fund
First Investors New Jersey Tax Exempt Fund
First Investors New York Tax Exempt Fund
First Investors Oregon Tax Exempt Fund

First Investors Life Series Funds
First Investors Cash Management Fund
First Investors Covered Call Strategy Fund
First Investors Equity Income Fund
First Investors Fund For Income
First Investors Growth & Income Fund
First Investors International Fund
First Investors Investment Grade Fund
First Investors Limited Duration Bond Fund
First Investors Opportunity Fund
First Investors Select Growth Fund
First Investors Special Situations Fund
First Investors Total Return Fund

Dated:  January 31, 2008          Schedule updated as of January 31, 2019